SCHEDULE 14A INFORMATION

Proxy Statement Pursant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement (Revised)
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           SIGCORP, Inc.
                (Name of Registrant as Specified In Its Charter)

 .............................................................................
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
       ..............................................................
    2) Aggregate number of securities to which transaction applies:
       ..............................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    4) Proposed maximum aggregate value of transaction:
       ..............................................................
    5)  Total Fee Paid:
       ..............................................................

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         ..............................................................
     (2) Form, Schedule or Registration Statement No.:
         ..............................................................
     (3) Filing Party:
         ..............................................................
     (4) Date Filed:
         ..............................................................

SIGCORP                                                            SIGCORP, Inc.
                                                           20 N.W. Fourth Street
                                                                   P.O. Box 3606
                                                  Evansville, Indiana 47735-3606

                                                                    800.227.8625


                                                                   March 5, 1996

Dear Stockholder:

     Enclosed is information regarding the upcoming joint annual meeting of stockholders of SIGCORP, Inc. and Southern Indiana Gas and Electric Company, including the 1995 Annual Report. THE MEETING WILL BE HELD ON APRIL 23, 1996 AT 3:00 P.M., EVANSVILLE TIME (CST) AT THE NORMAN P. WAGNER CENTER ADMINISTRATION BUILDING, ONE NORTH MAIN STREET, IN EVANSVILLE. The April 23rd date, which is the fourth Tuesday of April, is a change from the prior years' meeting date of the fourth Tuesday of March.

     As discussed in the enclosed Joint Proxy Statement, the only matters to be presented at the SIGCORP, Inc. annual meeting are the election of directors and the ratification of the appointment of auditors. As further explained in the Joint Proxy Statement, preferred shareholders of SIGECO will have one additional item presented, the merger into Southern Indiana Gas and Electric Company of its wholly-owned subidiary, Lincoln Natural Gas Company. The common stock of Lincoln, which serves approximately 1,300 gas customers in the Rockport, Indiana area, was acquired several years ago by SIGECO. The SIGCORP and SIGECO Boards of Directors and management recommend that you vote "FOR" each of these items.

     Whether or not you attend the annual meeting, it is important that your shares be represented at the meeting. A postage paid, self-addressed envelope is enclosed for your convenience in returning the signed proxy card to us. If you plan to attend the meeting, it would be helpful if you would indicate by marking the box on the enclosed proxy card.

     Please take a moment now to vote, sign and return your proxy card in the enclosed postage-paid envelope. Your early response will be appreciated. If you have any questions regarding the meeting, please feel free to contact our Stock Transfer Department at (812) 464-4528 or toll free at 800-227-8625.

                                             Very truly yours,

                                             /s/ Ronald G. Reherman
                                                 ------------------
                                                 Ronald G. Reherman
                                                 Chairman, President and
                                                 Chief Executive Officer

Enclosures

                                  SIGCORP, INC.
                                       AND
                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
                              20 N.W. FOURTH STREET
                         EVANSVILLE, INDIANA 47741-0001


                 NOTICE OF JOINT ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 23, 1996


TO THE STOCKHOLDERS OF SIGCORP, INC. and
SOUTHERN INDIANA GAS AND ELECTRIC COMPANY:

     NOTICE IS HEREBY GIVEN THAT THE JOINT ANNUAL MEETING OF STOCKHOLDERS OF SIGCORP, INC. ("SIGCORP") AND SOUTHERN INDIANA GAS AND ELECTRIC COMPANY ("SIGECO") IS CALLED AND WILL BE HELD ON TUESDAY, THE 23RD DAY OF APRIL, 1996, AT 3:00 P.M., AT THE NORMAN P. WAGNER CENTER ADMINISTRATION BUILDING, ONE NORTH MAIN STREET, EVANSVILLE, INDIANA, FOR THE FOLLOWING PURPOSES:

          1. To elect two directors of SIGCORP and two directors of SIGECO to serve a term of three years and until their successors are duly elected and qualified;


          2. To obtain SIGECO shareholder approval for the merger of SIGECO's wholly-owned gas utility subsidiary, Lincoln Natural Gas Company, Inc., into SIGECO;


          3. To ratify the appointment of Arthur Andersen LLP as auditors for 1996; and

          4. To transact any and all business in connection with the foregoing and any other business that may properly come before the meeting and any adjournment or adjournments thereof.

                                   By Order of the Boards of Directors,



                                   /s/ A.E. Goebel


                                   A.E. Goebel
                                   Secretary



Evansville, Indiana
March 8, 1996



     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING IN ORDER THAT A QUORUM WILL BE ASSURED. STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT AT THE MEETING, ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE. IF YOU ATTEND THE MEETING AND SO REQUEST, THE PROXY WILL NOT BE VOTED.

                           LOCATION OF APRIL 23, 1996
                          ANNUAL SHAREHOLDERS' MEETING























                                     [map]













                       NORMAN P. WAGNER OPERATIONS CENTER
                    Southern Indiana Gas and Electric Company
                           One N. Main Street 465-4153


     Parking for shareholders will be provided in the Employee and Visitors' parking lot on the corner of North Main and Division Streets. Please use the entrance marked "Main Street Entrance" on the above map. Entry to the building will be through the doors indicated by the arrow.





                             YOUR VOTE IS IMPORTANT

     PLEASE READ THE PROXY STATEMENT AND SIGN, DATE AND MAIL THE PROXY IN THE PREPAID ENVELOPE WITHOUT DELAY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY PRIOR TO OR AT THE MEETING AND VOTE IN PERSON IF YOU WISH. IF YOUR SHARES ARE HELD BY A BROKER, BANK OR NOMINEE, IT IS IMPORTANT THAT THEY RECEIVE YOUR VOTING INSTRUCTIONS.

                                  SIGCORP, INC.
                                       AND
                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
                              20 N.W. FOURTH STREET
                         EVANSVILLE, INDIANA 47741-0001


                              JOINT PROXY STATEMENT
                                       FOR
                      JOINT ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 1996


                                  INTRODUCTION

     This Joint Proxy Statement is provided to the shareholders of SIGCORP, Inc. ("SIGCORP") and Southern Indiana Gas and Electric Company ("SIGECO") in connection with their annual meetings of shareholders and any adjournments or postponements thereof. The annual meetings are scheduled to be held at 3:00 p.m., Central Standard Time, at the Norman P. Wagner Center Administration Building, One North Main Street, Evansville, Indiana. The SIGCORP and SIGECO annual meetings will be held in conjunction with each other at the same time and location.


                               GENERAL INFORMATION

SOLICITATION OF PROXIES


     The management solicits your proxy for use at the joint annual meeting. Shares held in your name and represented by your proxy will be voted as you instruct if your proxy is duly executed and returned prior to the meeting. Shares represented by proxies that are returned signed but without instructions for voting will be voted as recommended by the management. Shares represented by proxies that are returned unsigned or improperly marked will be treated as abstentions for voting purposes. Abstentions and broker non-votes are not counted in the tally of shares voted at the meeting. You may revoke your proxy at any time before it is exercised by written notice to SIGCORP or SIGECO, as the case may be, received prior to the time of the meeting, or orally at the meeting. Dissenting stockholders in connection with any item presented do not have rights of appraisal. The proxy and this statement were first mailed to stockholders on or about March 8, 1996.


     If you are a participant in the SIGCORP Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan"), whole shares credited to your account in the Plan will be voted by the Plan Agent in accordance with a voting instruction form that will be furnished to you by the Plan Agent, provided the form is completed by you and returned to the Plan Agent. If the separate voting instruction form is returned signed but without instructions, your Plan shares will be voted in accordance with the recommendations of management. If the separate voting instruction form for the Plan shares is not returned to the Plan Agent or if it is returned unsigned or improperly marked, none of your Plan shares will be voted unless you vote in person. If you wish to vote the Plan shares in person, a proxy may be obtained upon written request received by the Plan Agent (Harris Trust & Savings Bank, Reinvestment Services, P.O. Box A3309, Chicago, Illinois 60690) at least 15 days prior to the meeting.


COST AND METHOD OF SOLICITATION

     The cost of preparing, assembling, printing, and mailing this proxy statement, the enclosed proxy and any other material which may be furnished to the stockholders in connection with the solicitation of proxies for the meeting will be borne by SIGCORP and SIGECO. In order to be assured that a quorum of outstanding stock will be represented at the meeting, proxies may be solicited by officers and regular employees of SIGCORP or SIGECO, personally, by telephone, telegraph, fax, or mail. In addition, Continental Stock Transfer & Trust Co., 2 Broadway, New York, New York 10004 and/or D.F. King & Co., Inc., 77 Water Street, New York, New York 10005 may assist SIGCORP and SIGECO in the solicitation of proxies. It is anticipated that the cost of such solicitations will not exceed $10,000 plus reasonable out-of-pocket expenses. Brokers, banks, nominees and other fiduciaries will be reimbursed for postage and other reasonable out-of-pocket expenses incurred in sending this Joint Proxy Statement and other materials to, and obtaining instructions relating to such materials from, beneficial owners of SIGCORP and SIGECO stock.

MATTERS TO BE VOTED UPON

     As of this date, the only known business to be presented at the 1996 joint annual meeting of stockholders is (1) the election of two directors of SIGCORP and two directors of SIGECO to serve for a term of three years and until their successors are duly elected and qualified, (2) the authorization by SIGECO shareholders of the merger of SIGECO's wholly-owned gas utility subsidiary, Lincoln Natural Gas Company, Inc., into SIGECO, and (3) the ratification of the appointment of Arthur Andersen LLP as auditors for 1996. However, the enclosed proxy authorizes the proxy holders named therein to vote on all matters that may properly come before the Annual Meetings and it is the intention of the proxy holders to take such action in connection therewith as shall be in accordance with their best judgment. Only shares held by those present at the meeting or for which proxies are returned will be considered to be represented at the meeting. For the purpose of determining a quorum, all shares represented at the meeting are counted without regard to abstentions or broker non-votes as to any particular item.


RECORD DATE


     The Board of Directors has fixed February 23, 1996, as the date for the determination of stockholders entitled to notice of and to vote at the meeting. Only stockholders of record at the close of business on February 23, 1996 will be entitled to vote at the meeting or at any adjournments thereof, unless the Board of Directors fixes a new record date for the adjourned meeting which it must do if the adjourned meeting date is after August 21, 1996.



VOTING SECURITIES


     As of the record date, there were 15,754,826 shares of Common Stock of SIGCORP outstanding and entitled to vote. SIGECO's voting securities outstanding on the record date consisted of 85,895 shares of 4.8% Preferred Stock, 25,000 shares of 4.75% Preferred Stock, 75,000 shares of 6.50% Preferred Stock, and 15,754,826 shares of Common Stock owned by SIGCORP. Each share of the respective companies is entitled to one vote on each question presented to a vote of the stockholders of that company at their annual meeting. However, unless the holder personally appears at the meeting, shares for which no proxy is returned (whether registered in the name of the actual holder thereof or in nominee or street name) will not be voted.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of December 31, 1995, each of the following stockholders was known to the management to be the beneficial owner of more than five percent of the outstanding shares of any class of voting securities as set forth below.

                                                                          AMOUNT AND
                                                                          NATURE OF
                                    NAME AND ADDRESS OF                   BENEFICIAL             PERCENT
TITLE OF CLASS                      BENEFICIAL OWNER                      OWNER                  OF CLASS
-------------------                 ------------------                    ----------             -------
$100 Par Preferred                  HAMAC & Co.                           18,000 Shares          9.7%
Stock of SIGECO                     c/o Crestar Bank                      Registered Owner
                                    Box 26246
                                    Richmond, VA 23261

                                    IDS Certificate Company               75,000 Shares          40.3%
                                    c/o IDS Financial                     Registered Owner
                                    Services, Inc.
                                    3000 IDS Tower 10
                                    Minneapolis, MN 55440


Common Stock of SIGECO              SIGCORP, Inc.                         15,754,826 Shares(1)   100%
                                    20 N.W. Fourth Street                 Registered Owner
                                    P.O. Box 3606
                                    Evansville, IN 47735-3606

----------


(1) SIGCORP became the owner of all of the issued and outstanding shares of SIGECO common stock on January 1, 1996 when the present holding company structure went into place.

                              ELECTION OF DIRECTORS


     SIGCORP's and SIGECO's Boards of Directors each consist of 8 members of whom approximately one-third are elected each year to serve terms of three years or until the director's earlier retirement pursuant to the respective Boards of Directors' Retirement Policy. Messrs. Melvin H. Dodson, a SIGECO director since 1970, and Walter R. Emge, a SIGECO director since 1972, both retired as directors of SIGCORP and SIGECO on December 31, 1995 in accordance with the retirement policy of the boards of directors. Their valued contributions were an important part of SIGECO's continued growth and success. It is intended that the enclosed form of proxy will be voted for the election of Messrs. Robert L. Koch II and Jerry A. Lamb, both of whom are now members of the Boards, as directors of SIGCORP and SIGECO, respectively, for three year terms or until the director's earlier retirement. In any election of directors, the persons receiving a plurality of the votes cast are elected to the vacancies to be filled.


     Each of the nominees has signified his willingness to serve if elected. If, however, any situation should arise under which any such person should be unable to serve, the authority granted in the enclosed proxy card may be exercised by the proxy holders for the purpose of voting for a substitute nominee. Set forth below is information with respect to the nominees and the other members of the Boards of Directors. If not otherwise indicated, the principal occupation listed for any individual has been the same for at least five years. THE BOARDS OF DIRECTORS RECOMMENDS A VOTE "FOR" BOTH OF THE NOMINEES LISTED BELOW.


NOMINEES FOR ELECTION FOR TERMS TO EXPIRE IN 1999.


------------------  Robert L. Koch II, 57, President and Chief Executive Officer
                         of  George  Koch  Sons,  Inc.,   Evansville,   Indiana,
                         manufacturers   of  industrial   painting  systems  and
[PHOTO OF]               distributors of heating and air conditioning equipment.
                         He is a director of CNB Bancshares,  Inc. of Evansville
                         and Bindley Western  Industries,  Inc. of Indianapolis,
                         Indiana. He has been a director of SIGECO since 1986.
------------------
Robert L. Koch II


------------------- Jerry A. Lamb, 61,  Chairman of the Board of American  Sheet
                         Extrusion     Corporation,     Evansville,     Indiana,
                         manufacturers of plastic molded products.  He is also a
[PHOTO OF]               director of CNB Bancshares, Inc., of Evansville. He has
                         been a director of SIGECO since 1993.


------------------
Jerry A. Lamb


CURRENT DIRECTORS WHOSE TERMS EXPIRE IN 1997

------------------  Ronald  G.  Reherman,  60,  Chairman,  President  and  Chief
                         Executive   Officer  of  SIGCORP  since  January  1996;
                         Chairman,  President  and Chief  Executive  Officer  of
[PHOTO OF]               SIGECO since April 1991;  President and Chief Executive
                         Officer  of  SIGECO  1990-1991;   President  and  Chief
                         Operating Officer of SIGECO  1988-1990;  Executive Vice
                         President and General Manager of SIGECO  1985-1988.  He
------------------       is also a  director  of  Ohio  Valley  Electric  Corp.,
Ronald G. Reherman       Indiana-Kentucky    Electric   Corp.,   National   City
                         Bancshares and the National City Bank of Evansville. He has been a director of SIGECO since 1985. ---------

------------------  Donald E. Smith, 69,  President and Chief Executive  Officer
                         of First Financial  Corporation,  Terre Haute, Indiana;
                         Chairman,   President,  Chief  Executive  Officer,  and
[PHOTO OF]               director  of Terre  Haute First  National  Bank,  Terre
                         Haute,  Indiana;  President and director of Terre Haute
                         Oil Corp.,  President and director of Princeton  Mining
                         Co.  Inc.,  President  and  director  of Deep Vein Coal
------------------       Company,  and  President  and director of R.J. Oil Co.,
Donald E. Smith          all  of  Terre  Haute,   Indiana;  and  a  director  of
                         Blackhawk Coal Corporation. He has been a director of SIGECO since 1964.


------------------  James S. Vinson, 54,  President  and Professor of Physics at
                         the  University of Evansville  in  Evansville,  Indiana
                         since 1987.  Vice  President  of  Academic  Affairs and
[PHOTO OF]               Professor  of  Physics  at  Trinity  University  at San
                         Antonio, Texas 1983-1987. He has been a director of SIGECO since 1989.

------------------
James S. Vinson



CURRENT DIRECTORS WHOSE TERMS EXPIRE IN 1998



------------------  Donald A. Rausch,  65, Chairman of the Board,  President and
                         Chief Executive Officer 1990-1995, of UF Bancorp, Inc.,
                         Evansville,   Indiana;   Chairman   of  the  Board  and
[PHOTO OF]               President 1985-1995,  of Union Federal  Savings
                         Bank, Evansville, Indiana. He is also a director of The
                         Citizens  National  Bank of  Evansville.  He has been a
                         director of SIGECO since 1982.
------------------
Donald A. Rausch


------------------  Richard W.  Shymanski,  59,  Chairman  of  the  Board  since
                         1995, and President 1983-1995, of Harding, Shymanski &
                         Company,  Professional  Corporation, Certified  Public
[PHOTO OF]               Accountants,  Evansville,   Indiana.  He  has  been  a
                         director of SIGECO since 1989.


------------------
Richard W. Shymanski



------------------  Norman P.  Wagner,  71,  Chairman  of the  Board  of  SIGECO
                         1990-1991;  Chairman  and Chief  Executive  Officer  of
                         SIGECO   1988-1990;   Chairman,   President  and  Chief
[PHOTO OF]               Executive Officer 1986-1988.  He has been a director of
                         SIGECO since 1978. He currently serves as an officer of
                         Southern Indiana Properties,  Inc. and Southern Indiana
                         Minerals,   Inc.,   both  of  which  are   wholly-owned
------------------       subsidiaries of SIGCORP.
Norman P. Wagner

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Melvin H. Dodson, who retired as a director on December 31, 1995, is sole owner of Dodson Engineering Inc. which firm in 1995 performed certain consulting and operational services relative to gas storage fields and oil producing properties for SIGECO, and is expected to perform such services in 1996. During 1995, the cost of such services was $231,376 which SIGECO believes to be a fair and reasonable price for the services rendered.


COMMITTEES AND COMPENSATION OF THE BOARDS OF DIRECTORS

     The committees of each of the SIGCORP and SIGECO Boards are the Executive Committee, the Audit Committee and the Compensation Committee. As to SIGCORP, these committees were first formed in 1996. The members of the committees are the same individuals for both SIGCORP and SIGECO.

     The Executive Committees act on behalf of the Board of Directors of SIGCORP or SIGECO, as applicable, when the respective Boards are not in session, except on those matters which require action of the full Boards. The Executive Committee of SIGECO met 13 times in 1995. The Executive Committees meet as required. The members of the SIGCORP and SIGECO Executive Committees are Ronald
G. Reherman (Chairman), Jerry A. Lamb, Donald E. Smith, James S. Vinson and Norman P. Wagner.

     The Audit Committees of SIGCORP and SIGECO meet at least twice each year with the independent auditors and internal auditing staff to review audit procedures and recommendations for improvements in internal controls. The members of the SIGCORP and SIGECO audit committees are: Donald A. Rausch (Chairman), Robert L. Koch II, Richard W. Shymanski and Norman P. Wagner. The SIGECO Audit Committee met twice in 1995.

     The Compensation Committees of SIGCORP and SIGECO advise and recommend to the Board of Directors the salaries to be paid to the Chairman of the Board (when also serving as an employee), the Chief Executive Officer, the President, the Chief Operating Officer, and the Chief Financial Officer of the respective companies. The Compensation Committee of SIGECO also administers that company's Corporate Performance Plan and 1994 Stock Option Plan. The members of the Compensation Committees are Robert L. Koch II (Chairman), Jerry A. Lamb, Richard
W. Shymanski, Donald E. Smith and James S. Vinson. The Compensation Committee of SIGECO met three times in 1995.

     The Board of Directors of SIGCORP had two meetings in 1995 and the Board of Directors of SIGECO had 17 meetings in 1995. No director attended fewer than 75% of the Board of Directors meetings or the aggregate of such meetings and meetings of the committees of the Boards of which he is a member.

     During 1995, each director who was not an employee of SIGECO or SIGCORP received $12,000 plus $600 for each SIGECO meeting attended. Each director who was not an employee of SIGECO or SIGCORP was paid $600 for each Committee meeting attended. Directors are reimbursed for ordinary expenses incurred in performance of their duties.


     Beginning January 1, 1996, since each director serves on both SIGCORP and SIGECO Boards and on the same committees of each board, the yearly retainer will apply to service on both boards and separate meeting fees will only be paid if the meeting of the SIGCORP or SIGECO Board, as the case may be, or one of the Committees thereof, is not held in conjunction with a meeting of the corresponding Board or committee. It is expected that the usual practice of SIGCORP and SIGECO will be that meetings of the SIGCORP and SIGECO boards, and the corresponding committees, will be held in conjunction with each other and a single meeting fee will be paid to each director for each set of meetings.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table shows the beneficial ownership, as of December 31, 1995, of SIGCORP Common Stock, by each director, the Chief Executive Officer, and each of the other executive officers named in the Compensation Table found under "Executive Compensation" below. Also shown is the total ownership for such persons and other executive officers as a group. No member of the group is the beneficial owner of any of SIGECO's Preferred Stock.

                                                              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(2)
                                                        --------------------------------------------------------
NAME OF BENEFICIAL OWNER(1)                               DIRECT      INDIRECT         TOTAL    PERCENT OF CLASS
------------------------                                  ------      --------         -----    ----------------
Robert L. Koch II......................................    1,777            --          1,777          0.01
Jerry A. Lamb..........................................      500            --            500            --
Donald A. Rausch.......................................    5,400            --          5,400          0.03
Ronald G. Reherman.....................................    6,603           373          6,976          0.04
Richard W. Shymanski...................................    1,041         3,732          4,773          0.03
Donald E. Smith(3) ....................................   12,225           979         13,204          0.08
James S. Vinson........................................      153            --            153            --
Norman P. Wagner.......................................    3,741        14,652         18,393          0.12
Andrew E. Goebel.......................................    3,947            --          3,947          0.03
J. Gordon Hurst........................................    1,296            --          1,296          0.01
Ronald G. Jochum.......................................      175            --            175            --
Jay W. Picking.........................................       --           200            200            --
All of the above and other executive
  officers as a group (14).............................                                57,705          0.37

------------------------
(1) Beneficial ownership includes those shares over which an individual has sole or shared voting, or investment powers, such as shares in which the spouse, minor children or other relatives living in the home of the named person have a beneficial interest, and shares held in SIGCORP's Dividend Reinvestment Plan and other trust accounts.
(2) Includes shares held jointly or in other capacities, as to which in some cases beneficial ownership is disclaimed. Does not include shares which the named individual has the right to acquire under the 1994 Stock Option Plan. See Table 3 for the number of shares that can currently be acquired.
(3) Donald E. Smith is a director and President of Princeton Mining Company, which owns 240,124 shares of Common Stock; director and President of R.J. Oil and Refining Co., Inc., which owns 86,221 shares of Common Stock; director of Blackhawk Coal Corporation, which owns 125,733 shares of Common Stock; Chairman, CEO, President and director of Terre Haute First National Bank, which holds 27,796 shares of Common Stock as trustee; and President and director of Terre Haute Oil Corporation, which owns 2,133 shares of Common Stock. The aggregate number of such shares represents 3.06 percent of Common Stock outstanding.

EXECUTIVE COMPENSATION


     GENERAL. The following three tables set forth compensation paid by SIGECO to each of the executive officers of SIGECO during the past three years whose total cash compensation for the calendar year 1995 exceeded $100,000. The tables include a Summary Compensation Table (Table 1); a table showing Option Grants in Last Fiscal Year (Table 2), and a table showing Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values (Table 3).


                                     TABLE 1



                           SUMMARY COMPENSATION TABLE

              (a)                             (b)          (c)             (d)           (e)            (f)
                                                                                      LONG TERM
                                                                                    COMPENSATION
                                                                                       AWARDS:
                                                                                       SHARES
                                                   ANNUAL COMPENSATION              UNDERLYING
                                           --------------------------------------    OPTIONS(2)      ALL OTHER
NAME AND PRINCIPAL POSITION AT SIGECO        YEAR        SALARY         BONUS(1)         (#)       COMPENSATION
-------------------------------------       -----      ---------       ---------   ------------   -------------
Ronald G. Reherman                           1995         315,833         60,000          None           None
Chairman of the Board,                       1994         295,833         42,000        65,157           None
President and Chief Executive Officer        1993         275,250         25,720          None          1,700(3)


Andrew E. Goebel                             1995         166,333         32,000          None           None
Senior Vice President,                       1994         158,333         30,400        26,064           None
Chief Financial Officer, Secretary           1993         150,542         21,750          None           None
and Treasurer

J. Gordon Hurst                              1995         153,917         29,200          None           None
Senior Vice President and                    1994         143,917         27,200        23,784           None
General Manager of Operations                1993         133,708         18,750          None           None


Ronald G. Jochum(4)                          1995         113,958         11,000         3,755           None
Vice President and Director                  1994         104,583          4,376         3,982           None
of Power Production                          1993          26,154           None          None           None


Jay W. Picking                               1995          92,350          8,950         3,040           None
Vice President and Director                  1994          88,771         12,900         3,240           None
of Gas Operations                            1993          85,000          8,120          None           None


---------------------------
(1) These amounts are cash awards under the Corporate Performance Plan based on performance for the prior plan year as described in the report of the Compensation Committee below.
(2) See "Compensation Committee Report on Executive Compensation" beginning on page 9, and the information provided in Tables 2 and 3, for a discussion of the 1994 Stock Option Plan applicable to certain officers, staff and managers of SIGECO.
(3) Amount listed represents directors fees. Pursuant to a Board of Directors policy adopted in 1991, directors fees to employee directors have been phased out over a three year period ending February 28, 1993.
(4)  Mr. Jochum was first employed by SIGECO in September 1993.

                                     TABLE 2
                        OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
 --------------------------------------------------------------------------------------------------------------
                        NUMBER OF     % OF TOTAL                                        POTENTIAL REALIZABLE
                    SHARES UNDERLYING   OPTIONS       EXERCISE                            VALUE AT ASSUMED
                         OPTIONS      GRANTED TO       OR BASE                          ANNUAL RATES OF STOCK
                       GRANTED(1)    EMPLOYEES IN     PRICE(2)       EXPIRATION          PRICE APPRECIATION
      NAME                 (#)        FISCAL YEAR    (PER SHARE)        DATE               FOR OPTION TERM
      -----          --------------  ------------     ---------      -----------     --------------------------
                                                                                         5%(3)       10%(3)
                                                                                      -----------  -----------
R.G. Reherman                --              --             --               --                --           --
A.E. Goebel                  --              --             --               --                --           --
J.G. Hurst                   --              --             --               --                --           --
R.G. Jochum               3,755           10.36        30.6250        7/14/2005            62,883      159,359
J.W. Picking              3,040            8.39        30.6250        7/14/2005            58,549      148,377



----------


(1) For Messrs. Jochum and Picking, options vest one year after the date of grant (July 14, 1995).
(2)  Equal to market price on grant date.
(3) These values are not a prediction of what SIGCORP believes the market value of its common stock will be in the next 10 years. They are merely assumed values required to be calculated in accordance with SEC Rules.



                                     TABLE 3
                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                      NUMBER OF
                                                                     SECURITIES
                             SHARES          UNDERLYING              UNDERLYING                  VALUE OF
                            ACQUIRED         UNEXERCISED             UNEXERCISED               UNEXERCISED
                               ON               VALUE                OPTIONS AT                IN-THE-MONEY
                            EXERCISE         REALIZED(1)              YEAR-END             OPTIONS AT YEAR-END(2)
 YEAR           NAME           (#)               ($)                     (#)                        ($)
 -----          -----     ------------      ------------             -----------           --------------------
                                                              EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
1995      R.G. Reherman         0                 0                 21,719/43,438             154,747/309,495
1995      A.E. Goebel           0                 0                 8,688/17,376              61,901/123,803
1995      J.G. Hurst            0                 0                 7,928/15,856      -       56,486/112,973
1995      R.G. Jochum           0                 0                  3,982/3,755               28,371/15,489
1995      J.W. Picking          0                 0                  3,240/3,040               23,085/12,540


----------
(1) Market value of underlying securities at time of exercise minus the exercise price.
(2) Market value of underlying securities at fiscal year-end (December 31, 1995) of $34.75 per share minus the exercise price.

     CHANGE OF CONTROL AGREEMENTS. In order to insure SIGCORP and SIGECO continuity of management and operations in the event of a change of control of SIGCORP or SIGECO, agreements have been entered into between SIGCORP, SIGECO and Messrs. Reherman, Goebel, Hurst and Jochum. The agreements provide that in the event of a change of control of SIGCORP or SIGECO, the salary of the named officers will continue for the lesser of a period of three years, or until retirement age, at their existing compensation levels (unless a lesser amount is the maximum amount deductible by SIGCORP for United States Federal income tax purposes, in which case the continued salary would be at such lesser amount).


     RETIREMENT PLANS. All officers participate in SIGECO's trusteed, noncontributory tax qualified Pension Plan for Salaried Employees (the "Pension Plan"). Retirement income, as defined in the Pension Plan, is based on an employee's average monthly earnings during the highest paid five consecutive years in the Pension Plan of the employee's final 10 years of continuous service prior to retirement or other termination of employment and is calculated in two increments: 1.42 percent of such average monthly earnings for each year of accredited service or part thereof up to a maximum of 30 years; plus .69 percent of such average monthly earnings for each year of accredited service or part thereof in excess of 30 years to a maximum of 10 years. Amounts payable under the Pension Plan are not subject to social security or other offset.

     The years of service in the Pension Plan credited to officers named in the compensation table above are R.G. Reherman-32 years, 6 months: A.E. Goebel-23 years, 1 month; J.G. Hurst-25 years; R.G. Jochum-1 year, 3 months; and J.W. Picking-9 years, 11 months.

     The following table illustrates the estimated retirement income payable under the Pension Plan, based on the specific remuneration levels and years of service classification shown.


                                                    PENSION PLAN TABLE


                                                                    YEARS OF SERVICE
                                          -------------------------------------------------------------------
            COVERED
         REMUNERATION                        15             20             25            30             35
         -------------                    ---------      ---------      ---------     ---------      --------

            $100,000....................   $21,300        $28,400        $35,500       $42,600        $46,050
             125,000....................    26,630         35,500         44,380        53,250         57,560
             150,000* and above.........    31,950         42,600         53,250        63,900         69,100


------------
* As of January 1, 1996, the OMNIBUS Budget Reconciliation Act of 1993 (OBRA `93) limited annual compensation to $150,000 for purposes of pension calculations under tax qualified pension plans.



     SIGECO has a non-qualified Supplemental Retirement Plan (the "Supplemental Plan") covering certain senior officers of SIGECO who qualify under the applicable length of service and other eligibility provisions. It is presently anticipated that Mr. Goebel and Mr. Hurst will qualify for benefits under the Supplemental Plan. The Supplemental Plan provides for supplemental retirement income to be paid such that, when combined with benefits receivable under SIGECO's Pension Plan, total retirement benefits paid will be equal to 50 percent of the average of the senior officer's final three years base salary excluding bonuses. In the case of death, survivor benefits are payable to surviving spouses, if any, at an actuarially adjusted level. SIGECO has entered into an agreement with Mr. Reherman that is similar to the Supplemental Plan except that the retirement income paid is equal to 70 percent of his highest annualized salary as Chief Executive Officer of SIGECO. SIGECO has purchased life insurance on the participants sufficient in amount to fund actuarially all of SIGECO's future liabilities under the Supplemental Plan and the Agreement.


     DEATH BENEFITS PLAN. SIGECO has a Supplemental Post-Retirement Death Benefits Plan for officers and other senior executives to provide retired participants with the equivalent of 25-35 percent of the pre-retirement group life insurance benefit under SIGECO's group insurance plan for salaried employees. SIGECO has purchased insurance on the lives of the participants, which is projected to allow SIGECO to recover the entire cost of this plan.


     STOCK OPTION PLAN. The 1994 Stock Option Plan was adopted by the Board of Directors at its meeting held December 21, 1993, and by SIGECO's shareholders at their meeting held March 22, 1994. Pursuant to the exchange whereby SIGECO common stockholders became stockholders of SIGCORP, SIGECO's common stockholders, by agreeing to the exchange, also agreed to the amendment of the 1994 Stock Option Plan to provide for the issuance of SIGCORP shares. The 1994 Stock Option Plan authorizes the granting of options to officers and key employees of SIGCORP and its subsidiaries to purchase up to 500,000 shares of SIGECO Common Stock. Options granted under the 1994 Stock Option Plan may constitute incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options (collectively, "Options"). See Tables 2 and 3 for details of action taken during 1995 pursuant to the 1994 Stock Option Plan. To date, a total of 189,894 options have been granted.



             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     SIGECO's Executive Compensation Program is administered and monitored by the Compensation Committee of the Board of Directors. The Compensation Committee is composed entirely of independent, nonemployee directors. The main objectives of the program are to:

      o  attract and retain an outstanding management team,
      o  motivate and reward outstanding performance results, and
      o focus attention on plans, goals and initiatives which enhance value to shareholders and to the customers of SIGECO.

     In order to achieve these objectives, the executive compensation program consists of three elements: a base salary plan, an annual corporate performance incentive plan and a long-term stock option plan. The key elements of the compensation package for executive officers are addressed in greater detail below.

     BASE SALARY PLAN. The Compensation Committee determines the annual base salaries for SIGECO's mandatory officers and the salary ranges for all officer positions. The determination of officer salaries and salary ranges is based upon competitive norms (averages) for similar positions in reasonably comparable electric and combination utility companies. SIGECO retains an independent consultant to provide such information to the Compensation Committee.

     Adjustments to actual base salaries take into consideration two key variables: 1) the performance of the officer, and 2) the level of actual salary compared with the midpoint of the applicable salary range, where midpoint is defined as the competitive salary norm for the position. In general, individuals whose performance is deemed fully competent over several years would be expected to achieve a base salary at the midpoint level.


     CORPORATE PERFORMANCE INCENTIVE PLAN. The annual Corporate Performance Incentive Plan (the "Performance Plan") provides for the payment of additional compensation contingent upon the achievement of certain specific shareholder and customer related goals. Approximately 25 officers and senior management personnel participate in the Performance Plan. Goal achievement is primarily judged on a comparison with the results of ten similar companies in five critical results areas as set forth in the table on page 11. In addition, plan participants are also judged on their achievement of specific individual goals which are developed in support of corporate objectives. These individual goals are often, but not exclusively, related to the implementation of initiatives contained in SIGECO's long-term strategic plan.

     The Performance Plan design is reviewed annually by the Compensation Committee. Based on corporate and individual performance results, the Plan provides the following award opportunities: 20-30% of base salary for the Chief Executive Officer; 10-30% of base salary for the senior vice presidents; and 5-25% of base salary for all other participants.


     SIGECO retains an independent consultant to assist in the process of goal formulation and to provide an independent assessment of goal achievement to the Compensation Committee at the end of each Performance Plan year. The annual awards paid under the Performance Plan for years 1993, 1994 and 1995 are shown in column (d) of the Summary Compensation Table (Table 1) for the individuals named therein.


     LONG-TERM STOCK OPTION PLAN. As indicated above, the 1994 Stock Option Plan was approved by the stockholders during 1994. Approximately 25 officers and senior management personnel are eligible to participate in the plan. On July 14, 1995, the Compensation Committee granted stock options to certain plan participants. None of the options granted in 1995 are exercisable prior to July 14, 1996.


     The stock option awards for executive officers along with additional details are included in Tables 2 and 3.

     DISCUSSION OF CEO PAY. Consistent with overall executive compensation program philosophy, the Compensation Committee structured the CEO's total compensation during 1995 based on the overall performance of SIGECO, competitive pay levels for CEO's in the utility industry, and a multi-year plan for the CEO to achieve a base salary level at or about the established midpoint for the position.

     During  1995,  the  Compensation   Committee  took  the  following  actions
regarding the CEO:

          1. Increased base salary to $320,000 per year. This represented an increase of 6.7% and signaled completion of a three-year plan which brought the CEO's base salary to its 1995 competitive norm.

          2. Provided a cash incentive of $60,000 based on results achieved under the Corporate Performance Incentive Plan for the plan year 1994.

     During the Performance Plan year 1994, SIGECO's performance as measured against its ten company comparison group resulted in the following:



      --------------------------------------------------------------------------
      KEY PERFORMANCE INDEX                      OBJECTIVE   SIGECO RATING
      --------------------------------------------------------------------------
      Total 5 Year Shareholder Return            Highest     8th best (highest)
      --------------------------------------------------------------------------
      Market to Book Ratio                       Highest     8th best (highest)
      --------------------------------------------------------------------------
      Electric Revenue per Kwh                   Lowest      3rd best (lowest)
      --------------------------------------------------------------------------
      Gas Revenue per Mcf                        Lowest      2nd best (lowest)
      --------------------------------------------------------------------------
      3 Year Average Annual Growth of Net
      Operating Expense per Customer             Lowest      Best (lowest)
      --------------------------------------------------------------------------


     Under the Performance Plan formula, these performance ratings earned an incentive award of 20% of base salary for the CEO.

         Compensation Committee

               R.L. Koch II, Chairman       D.E. Smith

               J.A. Lamb                    J.S. Vinson

               R.W. Shymanski


PERFORMANCE COMPARISONS

     As required by the SEC, set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on SIGCORP Common Stock, assuming reinvestment of all dividends, against the cumulative total return of the S&P Composite 500 Stock Index and the S&P Utilities Index, over the past five years.

                                                CUMULATIVE TOTAL RETURN
                                  ---------------------------------------------
                                  12/90   12/91   12/92   12/93   12/94   12/95
                                  -----   -----   -----   -----   -----   -----

SOUTHERN IND GAS & ELEC CO   SIG    100     143     151     158     131     181

S & P 500                   1500    100     130     140     155     157     215

S & P UTILITIES             IUTL    100     115     124     142     131     185



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Under   applicable   SEC  Rules,   there  were  no  interlocks  or  insider
participation on the Compensation Committee during 1995.

       APPROVAL OF MERGER OF SIGECO'S WHOLLY-OWNED GAS UTILITY SUBSIDIARY INTO SIGECO (TO BE VOTED ON BY HOLDERS OF SIGECO VOTING STOCK ONLY)


     SIGECO's wholly-owned gas utility subsidiary, Lincoln Natural Gas Company, Inc. ("Lincoln"), presently operates a natural gas distribution business in Spencer County, Indiana. Lincoln's service area is contiguous to the service area of SIGECO. The Directors of SIGECO have recommended to the stockholders that Lincoln merge into SIGECO so that Lincoln can be operated as a part of SIGECO rather than as a separate subsidiary. This will permit efficiencies to be achieved in rate making, gas supply and other areas. Although the transaction is termed a merger, it simply means that Lincoln will be collapsed into SIGECO. There will be no increase or decrease in the consolidated assets of SIGECO and no effect on the equity or rights of the stockholders as a result of the transaction.


     Under Indiana law, the approval of the Indiana Utility Regulatory Commission ("IURC") is required before two public utility companies can be merged. Under the regulations of the IURC, approval of such a transaction will not be given unless the stockholders of both companies have previously given their approval. Since both SIGECO and Lincoln are public utilities under Indiana law, these requirements apply here. No exceptions are made with respect to wholly-owned subsidiaries. SIGECO, as sole common stockholder of Lincoln, has approved the transaction but SIGECO's common and preferred stockholders also have a right to vote on the matter even though, financially and otherwise, there is no effect on them as stockholders of SIGECO. The affirmative vote of the holders of at least a majority of the shares eligible to vote at the meeting, without distinction as to class, is required for such approval. SIGCORP, as sole holder of the common stock of SIGECO, will vote for the approval of the merger. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE MERGER BY THE PREFERRED STOCKHOLDERS OF SIGECO





                 RATIFICATION OF APPOINTMENT OF AUDITORS


     It is intended that, unless otherwise specified by the SIGCORP and SIGECO stockholders entitled to vote, votes will be cast pursuant to the proxies hereby solicited in favor of the ratification of the appointment by the Boards of Directors of Arthur Andersen LLP as independent auditors of SIGCORP and SIGECO for the year 1996. The Arthur Andersen firm has acted for SIGECO in this capacity since 1918. SIGECO is advised that neither the firm nor any of its partners has any financial interest in or any connection with SIGCORP and SIGECO except in the capacity of auditors. A representative of Arthur Andersen LLP will attend the joint annual meeting and will be available to answer any questions and may make a statement if he so desires. THE BOARDS OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF AUDITORS.

                              SHAREHOLDER PROPOSALS


     Proposals by shareholders to be presented at the next annual meeting of shareholders of SIGCORP and SIGECO currently scheduled to be held on April 22, 1997 must be received by SIGCORP or SIGECO, as the case may be, on or before November 8, 1996 for inclusion in the Proxy Statement relating to that meeting.


     OTHER BUSINESS. The Joint Annual Meeting is being held for the purposes set forth in the Notice which accompanies this Proxy Statement. The Boards of Directors of SIGCORP and SIGECO know of no business to be transacted at the meeting other than the election of directors, the approval of the merger of Lincoln into SIGECO and the ratification of the appointment of auditors. However, if any other business should properly be presented to the Joint Annual Meeting, the proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                                     SIGCORP, INC.
                                     and
                                     SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

                                     By Order of the Boards of Directors,

                                     A.E. Goebel,
                                     Secretary


Evansville, Indiana
Date: March 8, 1996